EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                           BLIMPIE INTERNATIONAL, INC.

                                       AND

                           SANDWICH ACQUISITION CORP.

                           DATED AS OF OCTOBER 5, 2001
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                                TABLE OF CONTENTS
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ARTICLE 1 THE MERGER .........................................................1
Section 1.1 The Merger .......................................................1
Section 1.2 Effective Time ...................................................2
Section 1.3 Effect of the Merger .............................................2
Section 1.4 Certificate of Incorporation; Bylaws .............................2
Section 1.5 Directors and Officers ...........................................2
Section 1.6 Conversion of Securities .........................................2
Section 1.7 Adjustments to Prevent Dilution ..................................3
Section 1.8 Surrender of Shares ..............................................3
Section 1.9 No Further Transfer or Ownership Rights ..........................4
Section 1.10 Treatment of Options ............................................4
Section 1.11 Execution of Voting Agreement ...................................5
Section 1.12 Execution of Employment and Non-Competition Agreements ..........5
Section 1.13 Adjustment of the Merger Consideration and the Option
             Consideration ...................................................5
Section 1.14 Closing .........................................................5
Section 1.15 Deposit .........................................................5
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ......................5
Section 2.1 Organization and Qualification ...................................6
Section 2.2 Subsidiaries and Affiliates ......................................6
Section 2.3 Capitalization ...................................................6
Section 2.4 Authority Relative to this Agreement .............................7
Section 2.5 Absence of Certain Changes .......................................8
Section 2.6 Report and Financial Statements ..................................8
Section 2.7 Proxy Statement ..................................................9
Section 2.8 Consents and Approvals; No Violation .............................9
Section 2.9 Brokerage Fees and Commissions ...................................10
Section 2.10 Litigation ......................................................10
Section 2.11 Absence of Changes in Benefit Plans .............................10
Section 2.12 ERISA Compliance ................................................11
Section 2.13 Taxes ...........................................................13
Section 2.14 Compliance with Applicable Laws .................................14
Section 2.15 Environmental ...................................................14
Section 2.16 State Takeover Statutes .........................................15
Section 2.17 Contracts .......................................................16
Section 2.18 Labor Matters ...................................................16
Section 2.19 Property ........................................................17
Section 2.20 [Reserved.] .....................................................17
Section 2.21 Opinion of Financial Advisors ...................................17
Section 2.22 Intellectual Property ...........................................18
Section 2.23 Insurance .......................................................19
Section 2.24 Affiliate Transactions ..........................................19
Section 2.25 Franchise Operations ............................................19
Section 2.26 Health Claims ...................................................22
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF NEWCO ............................23
Section 3.1 Organization and Qualification ...................................23
Section 3.2 Authority Relative to this Agreement .............................23
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Section 3.3 Consents and Approvals; No Violation .............................23
Section 3.4 Financing Commitments; Solvency ..................................24
Section 3.5 Ownership of Company Stock .......................................24
Section 3.6 Information ......................................................24
Section 3.7 Brokerage Fees and Commissions ...................................24
Section 3.8 Litigation .......................................................24
ARTICLE 4 CONDUCT OF BUSINESS PENDING THE MERGER .............................25
Section 4.1 Conduct of Business of the Company Pending the Merger ............25
Section 4.2 Prohibited Actions by the Company ................................25
ARTICLE 5 COVENANTS AND ADDITIONAL AGREEMENTS ................................27
Section 5.1 Solicitation Provisions ..........................................27
Section 5.2 Access to Information ............................................29
Section 5.3 [Reserved] .......................................................30
Section 5.4 Reasonable Best Efforts ..........................................30
Section 5.5 Event Notices and Other Actions ..................................30
Section 5.6 Third Party Standstill Agreements ................................31
Section 5.7 Employee Stock Options; Employee Plans and Benefits ..............31
Section 5.8 Meeting of the Company's Shareholders ............................32
Section 5.9 Proxy Statement ..................................................32
Section 5.10 Public Announcements ............................................33
Section 5.11 FIRPTA ..........................................................33
Section 5.12 Alternative Financing; Disclosure ...............................34
Section 5.13 Delisting .......................................................34
Section 5.14 Stockholder Litigation ..........................................34
Section 5.15 Indemnification .................................................34
ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE MERGER ...........................35
Section 6.1 Conditions to Each Party's Obligation to Effect the Merger .......35
Section 6.2 Conditions to Obligations of Newco to Effect the Merger ..........35
Section 6.3 Conditions to the Obligations of the Company .....................35
ARTICLE 7 TERMINATION; AMENDMENT; WAIVER .....................................36
Section 7.1 Termination ......................................................36
Section 7.2 Effect of Termination ............................................37
Section 7.3 Fees and Expenses ................................................37
Section 7.4 Amendment ........................................................38
Section 7.5 Extension; Waiver ................................................38
ARTICLE 8 MISCELLANEOUS ......................................................39
Section 8.1 Non-Survival of Representations and Warranties ...................39
Section 8.2 Enforcement of the Agreement .....................................39
Section 8.3 Severability .....................................................39
Section 8.4 Notices ..........................................................39
Section 8.5 Failure or Indulgence Not Waiver; Remedies Cumulative ............40
Section 8.6 Governing Law ....................................................40
Section 8.7 Descriptive Headings .............................................40
Section 8.8 Parties in Interest ..............................................40
Section 8.9 Counterparts .....................................................40
Section 8.10 Certain Definitions .............................................40
Section 8.11 Interpretation ..................................................42
Section 8.12 Entire Agreement; Assignment ....................................42


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

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER, is dated as of October 5, 2001 (the "Agreement") between Sandwich Acquisition Corp., a New Jersey corporation ("Newco") and Blimpie International, Inc., a New Jersey corporation (the "Company").

      WHEREAS, it is the intention of the parties that Newco shall merge with and into the Company (the "Merger"), with the Company being the surviving corporation;

      WHEREAS, a Special Committee (the "Special Committee") of the Board of Directors of the Company (composed entirely of directors who have no direct or indirect interest in the transactions contemplated hereby) has unanimously determined, and the Board of Directors of the Company has unanimously determined, that the Merger and other transactions contemplated by this Agreement are fair to, advisable and in the best interests of the Company and its shareholders, and each of the Special Committee and the Board of Directors of the Company has approved this Agreement and recommended its adoption by the shareholders of the Company;

      WHEREAS, the Special Committee, the Board of Directors of the Company and the Board of Directors and the sole stockholder of Newco have each approved and adopted this Agreement and have approved the transactions contemplated hereby;

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Newco's willingness to enter into this Agreement, Messrs. Anthony Conza, David Siegel, Patrick Pompeo, Charles Leaness and Joe Conza, shareholders of the Company (the "Key Shareholders"), have entered into a Voting Agreement with Newco (the "Voting Agreement"), pursuant to which such shareholders have agreed to vote all shares of Company Common Stock owned by them in favor of the approval of this Agreement and the Merger and against any competing transaction;

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Newco's willingness to enter into this Agreement, the Key Shareholders have entered into employment agreements (the "Employment Agreements") and Non-Competition and Non-Solicitation Agreements (the "Non-Competition Agreements") with Newco, which, in each case, are conditioned upon the consummation of the Merger;

      WHEREAS, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

      NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                   THE MERGER

      Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), Newco shall be merged with and into the Company and the separate corporate existence of Newco shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and continue its existence under the laws of the State of New Jersey.

      Section 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver in accordance with this Agreement of the conditions set forth in Article VI of this Agreement, the parties


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

hereto shall cause the Merger to be consummated by filing a Certificate of Merger ("Certificate of Merger") with the Secretary of State of the State of New Jersey in such form as is required by, and executed in accordance with, the applicable provisions of the New Jersey Business Corporation Act (the "NJBCA"). The Certificate of Merger will provide that the Merger will become effective immediately upon the filing thereof with such Secretary of State in accordance with the NJBCA. The time when the Merger becomes effective is hereinafter referred to as the "Effective Time."

      Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided by the NJBCA. Without limiting the foregoing, all the property, rights, privileges, powers and franchises of the Company and Newco shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Newco shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 1.4 Certificate of Incorporation; Bylaws.

            (a) The certificate of incorporation of Newco as in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Certificate of Incorporation"), until duly amended as provided therein or by applicable law, except that Article I thereof shall be amended to read, "The name of the corporation is Blimpie International, Inc."

            (b) The bylaws of Newco in effect at the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), until duly amended as provided therein or by applicable law (with the name of the Surviving Corporation changed, as appropriate).

      Section 1.5 Directors and Officers.

            (a) The directors of Newco at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws.

            (b) The officers of Newco at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws.

      Section 1.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Newco, the Company or the holders of any of the following securities:

            (a) Each share of common stock of the Company, par value $.01 per share ("Company Common Stock"), issued and outstanding immediately before the Effective Time (other than shares of Company Common Stock cancelled pursuant to Section 1.6(b)) shall be converted into and represent the right to receive $2.80 in cash (the "Merger Consideration"), without interest, upon surrender of the certificate formerly representing such share in the manner provided in Section 1.8, less any required withholding taxes.

            (b) Each share of Company Common Stock held in the treasury of the Company or held by any Subsidiary of the Company, and each share of Company Common Stock held by Newco immediately before the Effective Time, shall be cancelled and cease to exist, and no payment shall be made with respect thereto.

            (c) Each share of common stock, par value $0.01 per share, of Newco that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.


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      Section 1.7 Adjustments to Prevent Dilution. In the event that the Company changes the number of shares of capital stock of the Company or securities convertible or exchangeable into or exercisable for shares of capital stock of the Company issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted on a dollar-for-dollar or share-for-share basis.

      Section 1.8 Surrender of Shares.

            (a) Prior to the mailing of the Proxy Statement (as defined in Section 2.7), Newco shall appoint a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At the Effective Time, the Surviving Corporation shall deposit with the Paying Agent for the benefit of former holders of shares of Company Common Stock sufficient funds to make payments of the Merger Consideration on all shares of Company Common Stock to be converted into cash under Section 1.6(a). Such funds shall be invested by the Paying Agent in money market obligations selected by the Surviving Corporation. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or as it directs.

            (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the aggregate amount of Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. If any Merger Consideration is to be remitted to a person whose name is other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer, and that the person requesting such exchange shall have paid any transfer and/or other taxes required by reason of the remittance of Merger Consideration to a person whose name is other than that of the registered holder of the Certificate surrendered, or the person requesting such exchange shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. No interest shall be paid or accrued, upon the surrender of the Certificates, for the benefit of holders of the Certificates on any Merger Consideration.

            (c) At any time following the date six months after the Effective Time, the Surviving Corporation, at its option, shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which shall have been deposited with the Paying Agent and which shall have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof for payment of their claim for Merger Consideration to which such holders may be entitled.

            (d) Notwithstanding the provisions of Section 1.8(c), neither the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


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

            (e) The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock such amounts as the Surviving Corporation (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 2.12), or any provision of any applicable state, local or foreign law, rule or regulation. To the extent that amounts are so withheld by the Surviving Corporation and paid by the Surviving Corporation to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

      Section 1.9 No Further Transfer or Ownership Rights. After the Effective Time, there shall be no further transfer on the records of the Company (or the Surviving Corporation) or its transfer agent of Certificates representing shares of Company Common Stock, and if such Certificates are presented to the Company (or the Surviving Corporation) for transfer, they shall be cancelled. From and after the Effective Time, the holders of certificates evidencing ownership of shares of capital stock of the Company outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of capital stock except as otherwise provided for herein or by applicable law. All Merger Consideration paid upon the surrender for exchange of certificates representing shares of capital stock of the Company in accordance with the terms of this Article I shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of capital stock of the Company exchanged for Merger Consideration theretofore represented by such certificates.

      Section 1.10 Treatment of Options. Prior to the Effective Time, the Board of Directors of the Company (and/or, if appropriate, the Special Committee) shall adopt appropriate resolutions and take all other actions necessary to provide that each outstanding stock option or warrant (each, an "Option") heretofore granted by the Company, whether under the Company's Omnibus Stock Incentive Plan (the "Stock Incentive Plan"), the Company's 2000 Omnibus Stock Incentive Plan (the "2000 Plan") (collectively, the "Company Stock Option Plans"), or otherwise, whether or not then vested or exercisable, shall, at the Effective Time, be cancelled, and each holder thereof shall be entitled to receive a payment in cash as provided in Section 5.7 hereof, if any (subject to any applicable withholding taxes, the "Cash Payment"). As provided herein, unless otherwise determined by Newco, the Company Stock Option Plans (and any feature of any other Benefit Plan (as defined in Section 2.11) or other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company) shall terminate as of the Effective Time. After the date hereof, the Company will not issue any Options or other options, warrants, rights or agreements which would entitle any person to acquire any capital stock of the Company or, except as otherwise provided in this Section 1.10 or in Section 5.7, to receive any payment in respect thereof.

      Section 1.11 Execution of Voting Agreement. Concurrently with the execution and delivery of this Agreement, and as a condition to Newco's willingness to enter into this Agreement, the Key Shareholders have executed and delivered to Newco the Voting Agreement.

      Section 1.12 Execution of Employment and Non-Competition Agreements. Concurrently with the execution and delivery of this Agreement, and as a condition to Newco's willingness to enter into this Agreement, the Key Shareholders have executed and delivered their respective Employment Agreements and Non-Competition Agreements.

      Section 1.13 Adjustment of the Merger Consideration and the Option Consideration. The Merger Consideration and the Option Consideration (as defined in Section 5.7), each payable pursuant to this Agreement, have been calculated based upon the representations and warranties made by the Company in Section
2.3. In the event that, at the Closing Date, (i) the actual number of shares of Company Common Stock outstanding and/or the actual number of shares issuable upon the exercise of Options or similar agreements or upon conversion of securities (including without limitation, as a result of any stock split, reclassification, stock dividend (including any dividend or distribution of securities


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

convertible into shares of Company Common Stock) or recapitalization) is greater than as described in Section 2.3 hereof, or (ii) the weighted average exercise price of the Options is lower than described in Section 2.3 hereof, the Merger Consideration and the Option Consideration shall be appropriately adjusted downward; provided, however, that no such adjustment shall be required unless and until the aggregate impact from such differences results in an increase in the aggregate Merger Consideration and Option Consideration payable by Newco of at least $50,000. The provisions of this Section 1.13 shall not, in any event, adversely affect, constitute a waiver of or otherwise impair any of Newco's rights under this Agreement (including any of Newco's rights arising from any misrepresentation or breach of the representations and warranties set forth in
Section 2.3 hereof).

      Section 1.14 Closing. Immediately prior to the Effective Time, a closing for the transactions contemplated hereby (the "Closing") will be held at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, NE, Suite 3100, Atlanta, Georgia 30309, unless another place is agreed in writing by Newco and the Company. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The date such Closing occurs is referred to herein as the "Closing Date."

      Section 1.15 Deposit. As of the date of execution of this Agreement, Newco has deposited Fifty Thousand Dollars ($50,000) (the "Deposit") into an escrow account to be held by First Union National Bank ("Escrow Agent") pursuant to the terms of the Escrow Agreement attached hereto as Exhibit 1.15. The Deposit shall be applied against the Merger Consideration upon Closing. In the event the Closing does not occur: (x) if this Agreement is terminated by the Company pursuant to Section 7.1(g) or Section 7.1(i) hereof, then the Deposit shall be delivered to the Company in accordance with Section 7.3(f) hereof; or (y) if this Agreement is terminated for any other reason, then the Deposit shall be returned to Newco.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Newco that, except as set forth in the corresponding section of the disclosure schedule delivered by the Company to Newco concurrently with entering into this Agreement (the "Company Disclosure Schedule"):


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

      Section 2.1 Organization and Qualification. Except as set forth in Section 2.1(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries (specifically excluding for this purpose, the Leasing Subsidiaries) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Except as set forth in
      Section 2.1(a) of the Company Disclosure Schedule, each of the Leasing Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries (specifically excluding for this purpose, the Leasing Subsidiaries) is duly qualified as a foreign corporation, and is in good standing, in each state where the character of the properties owned or leased by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (b) The Company has delivered or made available to Newco for inspection complete and correct copies of the certificate or articles of incorporation and bylaws, or other governing documents as currently in effect of the Company and each of its Subsidiaries.

      Section 2.2 Subsidiaries and Affiliates.

      The Company Disclosure Schedule sets forth the name and jurisdiction of incorporation of each Company Subsidiary and the jurisdictions in which each such Company Subsidiary is qualified to do business (specifically excluding for this purpose, the Leasing Subsidiaries). Except for each Company Subsidiary and except as set forth in the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation or have any direct or indirect equity or ownership interest in any business. Except as set forth in the Company Disclosure Schedule, all the outstanding capital stock or other equity interests of each Company Subsidiary is owned directly or indirectly by the Company, free and clear of all Liens (as defined in Section 2.8), and is validly issued, fully paid and non-assessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any person except the Company.

      Section 2.3 Capitalization.

            (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, par value $.01 per share. As of the date hereof, 9,163,659 shares of Company Common Stock are issued and outstanding. As of the date hereof, an aggregate of 1,293,700 shares of Company Common Stock are reserved for future issuance under the Company Stock Option Plans and Options to purchase 1,038,000 shares of Company Common Stock are issued and outstanding under the Company Stock Option Plans and otherwise. Except for the Options referred to in the preceding sentence, no Options are issued or outstanding. The weighted average exercise price for the outstanding Options is $3.44. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights. The shares of Company Common Stock referred to above that are reserved for issuance, consisting of the shares reserved under the Company Stock Option Plans, and the 100,000 shares of Company Common Stock reserved for issuance for outstanding Options, have not been issued and will not be issued prior to the Effective Time, and no commitment by the Company has been or will be made for their issuance, other than (in the case of both preceding clauses) pursuant to the exercise of the Options described above that are issued and outstanding as of the date of this Agreement. At the Effective


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

      Time, except as otherwise provided in Section 1.10 hereof, each Option shall be cancelled, and the holder thereof shall not be entitled to receive any consideration therefor other than the cash payments, if any, provided by Section 1.10 and Section 5.7 of this Agreement. Section 2.3(a) of the Company Disclosure Schedule sets forth the exercise prices and number of shares of Company Common Stock in respect of outstanding Options under the Company Stock Option Plans. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote ("Voting Company Debt"). Except as set forth above in this Section 2.3(a), there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights ("SARs"), stock-based performance units, commitments, agreements, arrangements or undertakings of any kind (including any shareholder rights plan) to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, unit, commitment, agreement, arrangement or undertaking. Except as set forth in Section 2.3 of the Company Disclosure Schedule, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company. Except as set forth in Section
      2.3 of the Company Disclosure Schedule, the Company does not have outstanding any loans to any person in respect of the purchase of securities issued by the Company.

            (b) Except as set forth in Section 2.3(b) of the Company Disclosure Schedule, there are no voting trusts, proxies, registration rights agreements, or other agreements, commitments or understandings of any character to which the Company is bound with respect to the voting of any shares of capital stock of the Company or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act").

      Section 2.4 Authority Relative to this Agreement.

            (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby (the "Transactions") (subject to the Company Shareholder Approval (as defined below) with respect to the Merger). The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time and the performance of its obligations hereunder and thereunder and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company (including the unanimous approval of the Special Committee), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the Company Shareholder Approval and the filing of appropriate merger documents as required by the NJBCA). This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of Newco, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (b) The only vote of holders of any class or series of capital stock of the Company necessary under applicable law or stock exchange (or similar self regulatory organization) regulations to adopt or approve this Agreement and the Merger is the adoption and approval of this Agreement and the Merger by the holders of a majority of the votes cast at the Shareholder Meeting (as defined in Section 5.8) entitled to vote on the Merger, voting together as a single class, with each share of Company Common Stock entitled to one vote per share (the "Company Shareholder Approval"). No vote of the holders of any capital stock or other securities of the Company is necessary to consummate any of the Transactions other than as set forth in the preceding sentence.

            (c) Consummation of the Transactions (including the transactions contemplated by Sections 1.10 and 5.7 hereof) does not conflict with or violate the provisions of any Company Stock Option Plan or any option agreement evidencing the grant of any Options.

      Section 2.5 Absence of Certain Changes. Except (i) as disclosed in the Company's filings and reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), (ii) as set forth in Section
2.5 of the Company Disclosure Schedule, or (iii) for the transactions contemplated by this Agreement, since June 30, 2001, the Company and each of its Subsidiaries has conducted its respective business in the ordinary course, and during such period there has not been any event, change, effect or development that has had or would reasonably be expected to have a Material Adverse Effect on the Company. Except (i) as disclosed in the Filed Company SEC Documents, (ii) as set forth in Section 2.5 of the Company Disclosure Schedule, or (iii) for the transactions contemplated by this Agreement, since June 30, 2001, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any capital stock of the Company; (b) any entry into (or any amendment to any material terms of) any Material Agreement by the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice; (c) any split, combination or reclassification of the Company's capital stock or of any other equity interests in the Company, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or of any other equity interests in the Company; (d)(i) any granting by the Company or any of its Subsidiaries to any officer or director of the Company or any of its Subsidiaries of any material increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date hereof identified in the Company Disclosure Schedule, (ii) any granting by the Company or any of its Subsidiaries to any such officer or director of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date hereof identified in the Company Disclosure Schedule or (iii) any entry by the Company or any of its Subsidiaries into (or any amendment to any material terms of) any employment, severance or termination agreement with any officer or director; (e) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on the Company; (f) any change in accounting methods, principles or practices by the Company materially affecting the consolidated assets, liabilities, results of operations or business of the Company, except insofar as may have been required by a change in generally accepted accounting principles; (g) any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company; (h) any sale or license of any material Intellectual Property by the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with prior practice; or (i) any material charitable contributions or commitments therefor.

      Section 2.6 Report and Financial Statements.

            (a) Except as disclosed in Section 2.6(a) of the Company Disclosure Schedule, since January 1, 1996, the Company has timely filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations of the SEC thereunder (collectively, the "Company SEC Documents"), all of which have complied as of their respective filing dates (or, if amended or superceded by a filing, then on the date of such filing) in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. None of such forms, reports or documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) The financial statements of the Company and its Subsidiaries included in the Company SEC Documents (including the notes thereto) have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, and comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the date of such filing, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, in accordance with generally accepted accounting principles the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnote disclosure and normal year-end adjustments).

            (c) Except as disclosed in Section 2.6(c) of the Company Disclosure Schedule, at the date of the most recent audited financial statements of the Company included in the Company SEC Documents, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of its Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent, determinable or otherwise, and whether or not required to be reflected or reserved against in a consolidated balance sheet of the Company prepared in accordance with United States generally accepted accounting principles) except liabilities incurred in the ordinary and usual course of business and consistent with past practice, liabilities expressly incurred in connection with the Merger and liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

      Section 2.7 Proxy Statement. At the time the Proxy Statement is mailed, the Proxy Statement (as defined below) will comply as to form in all material respects with the Exchange Act and the regulations thereunder. The Proxy Statement shall not, at the time it is mailed, at the time of the Shareholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, no representation is made by the Company with respect to the information furnished by Newco for inclusion therein. The letter to shareholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, to be distributed to shareholders of the Company in connection with the Merger, and the Schedule 14A and any other schedule required to be filed with the SEC in connection therewith, together with any amendments or supplements thereto, are collectively referred to herein as the "Proxy Statement."

      Section 2.8 Consents and Approvals; No Violation. Subject to (i) obtaining the Company Shareholder Approval, (ii) compliance with the requirements of the Exchange Act, and (iii) the filing of the Certificate of Merger, and except as disclosed on Section 2.8 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement do not, and the consummation of the Transactions (including the changes in ownership of the shares of Company Common Stock or the composition of the Board of Directors of the Company) and compliance with the provisions of this Agreement will not (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to the Company or its Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, or the creation of any pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") on any of the property or assets of the Company or any of its Subsidiaries pursuant to any loan or credit agreement, note, bond, mortgage, indenture, License Agreement (as defined in Section 2.22), or other agreement, instrument, Contract or Permit applicable to the Company, its Subsidiaries or any of their respective properties or assets, except for such violations, breaches or defaults that individually or in the aggregate would not have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the filing with the SEC of the Proxy Statement relating to the approval by the Company's shareholders of this Agreement, (ii) the filing of the Certificate of Merger pursuant to the NJBCA,
(iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings identified in Section 2.8 of the Company Disclosure Schedule, and (iv) consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect on the Company.

      Section 2.9 Brokerage Fees and Commissions. Neither the Company nor any of its officers, directors or shareholders has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the Transactions, except for the Special Committee Financial Advisor, or obligated the Company to pay any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the Transactions, except for fees payable to the Special Committee Financial Advisor. Correct and complete copies of the engagement letters between the Special Committee Financial Advisor and the Company with respect to the Transactions, which accurately describe the fees payable to the Special Committee Financial Advisor, have been provided by the Company to Newco.

      Section 2.10 Litigation. Except as disclosed in the Filed Company SEC Documents or as set forth in Section 2.10 of the Company Disclosure Schedule, there is no claim, suit, action or proceeding (including arbitration proceedings) pending or, to the knowledge of the Company, threatened against the Company that has had or would reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company.

      Section 2.11 Absence of Changes in Benefit Plans. Except as disclosed in the Filed Company SEC Documents, as required by applicable law, as contemplated by this Agreement, or as set forth in Section 2.11 of the Company Disclosure Schedule, since June 30, 2000, there has not been any adoption or material amendment by the Company or any Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any Subsidiary. Except as disclosed in the Filed Company SEC Documents, as required by applicable law or as set forth on Section
2.11 of the Company Disclosure Schedule, there exist no severance, bonus, incentive award, termination or indemnification agreements, arrangements or understandings between the Company or any Subsidiary and any of its current or former officers or directors or employees.

      Section 2.12 ERISA Compliance.

            (a) Section 2.12(a) of the Company Disclosure Schedule sets forth a complete list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, employment contracts, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, including those providing medical, dental, vision, disability, life insurance and vacation benefits (other than those required to be maintained by law), whether written or unwritten, qualified or unqualified, funded or unfunded, foreign or domestic, currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each an "ERISA Affiliate") for the benefit of any current or former employees, officers or directors of the Company or any Subsidiary or with respect to which the Company or its Subsidiary has any liability (collectively, the "Benefit Plans"). As applicable with respect to each Benefit Plan, the Company has delivered or made available to Newco, true and complete copies of (i) each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof, (ii) all trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service ("IRS"), (v) the most recent IRS determination letter and each currently pending application to the IRS for a determination letter, (vi) the most recent financial statements and trustee reports, (vii) all records, notices and filings concerning IRS or Department of Labor audits or investigations, "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code and "reportable events" within the meaning of Section 4043 of ERISA, (viii) all personnel, payroll, and employment manuals and policies; (ix) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and the ERISA Affiliates, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (x) all registration statements filed with respect to any Company Plan; (xi) all insurance policies purchased by or to provide benefits under any Company Plan; (xii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Benefit Plan; (xiii) the most recent reports submitted by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Benefit Plan; (xiv) all notices that were given by the Company or any ERISA Affiliate or any Benefit Plan to the IRS, the Pension Benefit Guaranty Corporation ("PBGC"), or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement; and (xv) with respect to Benefit Plans subject to Title IV of ERISA, the Form PBGC-1 filed for the most recent plan year.

            (b) No event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate is or would reasonably be expected to be subject to any material liability under the terms of any Benefit Plan, under ERISA, or, with respect to any Benefit Plan, under the Code or any other applicable law, rule or regulation, domestic or foreign. Neither the Company nor any ERISA Affiliate has incurred or would reasonably be expected to incur any material liability in respect of any employee benefit plan maintained by an ERISA Affiliate but not included within the term "Benefit Plan" or by any person other than the Company or any ERISA Affiliate. No statement, either written or oral, has been made by the Company or an ERISA Affiliate to any person with regard to any Benefit Plan that was not in accordance with the terms of the Benefit Plan and that would have a Material Adverse Effect on the Company or an ERISA Affiliate. All filings required by ERISA and the Code as to each Benefit Plan have been timely, completely and accurately filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely, completely and accurately provided. All contributions and payments made or accrued with respect to all Benefit Plans are deductible under
      Section 162 or 404 of the Code. No amount, or any asset of any Benefit Plan is subject to tax as unrelated business taxable income. The Company has no material liability to the IRS with respect to any Benefit Plan, including any liability imposed by Chapter 43 of the Code.

            (c) Neither the Company nor any ERISA Affiliate has, at any time,
      (i) maintained or contributed to any employee pension benefit plan subject to Title IV of ERISA or Code Section 412 or (ii) been required to contribute to, or incurred any withdrawal liability within the meaning of ERISA Section 4201 to, any multiemployer plan as defined in ERISA Section 3(37).

            (d) The Benefit Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") are prototype plans, which prototype plans have received favorable determination letters from the IRS, and the Company has no knowledge of any circumstances likely to result in the revocation of any such favorable determination letter. The Company has no material liability to the PBGC with respect to any Benefit Plan or has any liability under
      Section 502 or 4071 of ERISA.

            (e) Except as set forth on Section 2.12(e) of the Company Disclosure Schedule or as contemplated by this Agreement, the execution and delivery of this Agreement do not, and the consummation of the Transactions will not (i) require the Company or any ERISA Affiliate to pay greater compensation or make a larger contribution to, or pay greater benefits or accelerate payment or vesting of a benefit under, any Benefit Plan or (ii) create or give rise to any additional vested rights or service credits under any Benefit Plan.

            (f) Except for requirements under applicable law, as set forth in
      Section 2.12(f) of the Company Disclosure Schedule or as contemplated by this Agreement, neither the Company nor any ERISA Affiliate is a party to or is bound by any severance agreement, program or policy.

            (g) Except as set forth in Section 2.12(g) of the Company Disclosure Schedule, no Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of employment or retirement other than (i) coverage mandated by law or (ii) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code. Neither the Company nor any ERISA Affiliate is contractually obligated to provide any person with life, medical, dental or disability benefits for any period of time beyond retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

            (h) With respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (i) no such Benefit Plan is funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, (ii) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(l) of the Code, complies in all respects with the applicable requirements of Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, and
      (iii) each such Benefit Plan (including any such Plan covering retirees or other former employees), as in effect on the date hereof, may be amended or terminated as to future benefit accruals without material liability to the Company or any ERISA Affiliate on or at any time after the Effective Time.

            (i) Except as disclosed in the Company Disclosure Schedule or for the transactions contemplated by this Agreement, there is no contract, agreement, Benefit Plan or other arrangement covering any employee or former employee of the Company or any of its Subsidiaries that would give rise to the payment of any amount that would not be deductible under
      Section 280G of the Code.

            (j) To the knowledge of the Company, no event has occurred or circumstance exists that would result in a material increase in premium costs of any Benefit Plan that is insured, or a material increase in benefit costs of such Plan that is self-insured.

            (k) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Benefit Plan is pending or, to the Knowledge of the Company or any Shareholder, is threatened which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect on the Company.

            (l) Each current or former employee of the Company who has taken a leave of absence under the Family and Medical Leave Act of 1994, as amended, was, upon his or her return to employment with the Company, placed in the same position with respect to all eligibility requirements and benefits of any Benefit Plan as had been applicable to such employee immediately before the leave commenced, except where the failure to so comply would not have a Material Adverse Effect.

      Section 2.13 Taxes.

            (a) The Company and its Subsidiaries have timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by or with respect to them, other than those the failure of which to file would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. All such filed Tax Returns are complete and accurate in all material respects. All Taxes that are shown therein as due have been paid in full.

            (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, no Tax Return of the Company or any of its Subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by the Company or any of its Subsidiaries.

            (c) Except as set forth in Section 2.13(c) of the Company Disclosure Schedule, there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return.

            (d) Except as set forth in Section 2.13(d) of the Company Disclosure Schedule, there is no issue raised or claim against the Company or any of its Subsidiaries for any Taxes, and no assessments, deficiency or adjustment has been asserted or proposed with respect to any Tax Return and no issues relating to Taxes were raised in writing by a taxing authority in a completed audit or examination that, in each case, would reasonably be expected to result in an assessment, deficiency, or adjustment for a later taxable period that, if adversely determined would individually or in the aggregate have a Material Adverse Effect on the Company.

            (e) Except as set forth in Section 2.13(e) of the Company Disclosure Schedule, since January 1, 1996, the Company and each of its Subsidiaries have been a member of an affiliated group filing a consolidated federal income Tax Return.

            (f) There are no material Liens for Taxes on the assets of the Company or any of its Subsidiaries other than Liens for current taxes not yet due or payable.

            (g) Except as set forth in Section 2.13(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is bound by any tax sharing, tax indemnity or similar agreement with respect to Taxes.

            (h) No record owner of shares of Company Common Stock is, to the Company's knowledge, a non-resident alien individual or foreign corporation (within the meaning of Section

      897(a)(i) of the Code) that has held more than 5% of the Company Common Stock at any time during the five-year period ending on the date hereof.

            (i) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

      As used herein, "Tax Returns" shall mean all returns, declarations, claims for refund, information returns and reports of or with respect to any Tax which are required to be filed with a Tax authority by or with respect to the Company or any of its Subsidiaries, and "Taxes" shall mean (i) income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any federal, state, local or foreign statute, law, rule or regulation, and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof; (ii) liability of the Company and its Subsidiaries or any fiduciary for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined consolidated or unitary group for any taxable period; and
(iii) liability of the Company and its Subsidiaries for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

      Section 2.14 Compliance with Applicable Laws.

            (a) The Company and each of its Subsidiaries has in effect all licenses, franchises, permits and other governmental authorizations (including Environmental Permits, as defined in Section 2.15) ("Permits") necessary to conduct its respective business, other than Permits the failure of which to hold would not individually or in the aggregate have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of any such Permits except for such violations that would not individually or in the aggregate have a Material Adverse Effect on the Company.

            (b) Except as set forth in Section 2.14(b) of the Company Disclosure Schedule, the business operations of the Company and its Subsidiaries have been conducted in compliance with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, orders, judgments and decrees, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

      Section 2.15 Environmental.

            (a) For purposes of this Agreement, the term "Environmental Permit" means any permit, license, approval or other authorization issued under any Environmental Law (as defined below).

            (b) Each of the Company, its Subsidiaries and their respective properties, assets, businesses, and operations has all required Environmental Permits that are material to the business of the Company, and each of the Company, its Subsidiaries and their respective properties, assets, businesses and operations is, and has been, in compliance with all applicable Environmental Laws (as defined below) and Environmental Permits, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (i) Releases (as defined below) of Hazardous Material (as defined below) into the environment or any structure, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or
      (ii) the generation, treatment, storage, recycling, disposal, use, handling, manufacturing, transportation, distribution in commerce, or shipment (collectively, "Management") of Hazardous Material; including the following statutes, their implementing regulations and any state corollaries: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
      Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C. Section 7401 et seq.

            (c) No Environmental Claims or Environmental Liabilities (as such terms are defined below) are being asserted against the Company or any of its Subsidiaries nor is the Company aware of any acts, omissions, facts, or circumstances which would so subject it, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which the Company or any of its Subsidiaries is responsible, including any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties of the Company or any of its Subsidiaries which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any notice of any violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with its assets, properties, businesses or operations. The Company has provided to Newco and has disclosed on
      Section 2.15(c) of the Company Disclosure Schedule all environmental assessment reports prepared by, on behalf of or, to the extent in the Company's possession or contract, relating to the Company or any of its Subsidiaries since January 1, 1996 (or earlier for any such matter which is unresolved) regarding the environmental condition of the Company's or its Subsidiaries' properties or the environmental compliance of the Company or any Subsidiary. The term "Environmental Claim" means any third party (including governmental agencies, regulatory agencies, employees or other private parties) action, lawsuit, claim, investigation proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water, land or structure; (iii) Hazardous Materials Management; (iv) exposure to Hazardous Material; (v) the safety or health of employees, consumers, customers or vendors; or (vi) any violation of any Environmental Law or Environmental Permit. The term "Environmental Liabilities" includes all costs arising from any Environmental Claim or violation or alleged violation or circumstance or condition which would give rise to a violation or liability under any Environmental Permit or Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property, and any other related costs, expenses, losses, damages, investigatory remediation or monitoring costs, penalties, fines, liabilities and obligations, including reasonable attorney's fees and court costs.

      Section 2.16 State Takeover Statutes. The Special Committee and the Board of Directors of the Company, subject to their fiduciary obligations under applicable law, have approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Voting Agreement and the other Transactions the provisions of Section 14A:10A-4 and 14A:10A-5 of the NJBCA to the extent, if any, such provisions are applicable to the Merger, this Agreement, the Voting Agreement and the other Transactions. No other "fair price," "moratorium," "control share acquisition," "business combination," or other state takeover statute or similar statute or regulation applies or purports to apply to the Company, Newco, affiliates of Newco, the Merger, the Voting Agreement, this Agreement, or any of the other Transactions.

      Section 2.17 Contracts. Section 2.17 to the Company Disclosure Schedule lists, under the relevant heading, all contracts, agreements, arrangements, guarantees, licenses, leases and executory commitments, other than Benefit Plans, agreements disclosed on Section 2.11 to the Company Disclosure Schedule, Leases disclosed on Schedule 2.19(b) of the Company Disclosure Schedule, Franchise Agreements described in Section 2.25(c) of the Company Disclosure Schedule and any Contracts heretofore filed as an exhibit to any Filed Company SEC Document, that exist as of the date hereof to which the Company or any of its Subsidiaries is a party or by which it is bound and which fall within any of the following categories (each a "Contract"): (a) Contracts not entered into in the ordinary course of the Company's or any of its Subsidiaries' respective businesses; (b) joint venture, partnership or franchising agreements, (c) Contracts containing covenants purporting to limit the freedom of the Company or any of its Subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the consummation of any of the Transactions would have the effect of limiting the freedom of the Surviving Corporation or any of its affiliates to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts relating to any outstanding commitment for capital expenditures in excess of $10,000, (f) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money, letters of credit or other agreements or instruments of the Company or any of its Subsidiaries evidencing indebtedness for borrowed money or providing for the creation of any charge, security interest, encumbrance or Lien upon any of the assets of the Company or any of its Subsidiaries, (g) License Agreements, (h) Contracts with respect to which a change in the ownership (whether directly or indirectly) of the shares of Company Common Stock or the composition of the Board of Directors of the Company or any of its Subsidiaries or any of the other Transactions may result in a violation of or default under, or give rise to a right of termination, modification, cancellation or acceleration of any obligation or loss of benefits under, such Contract or (i) any other agreement of a type required to be filed under Item 601(b)(10) of Regulation S-K promulgated by the SEC. All Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound are valid and binding obligations of the Company or its Subsidiary (as applicable) and, to the knowledge of the Company, the valid and binding obligation of each other party thereto. Neither the Company or its Subsidiary (as applicable) nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by the Company or its Subsidiary (as applicable) (or to its knowledge a default by any other party thereto) under or permit the termination of, any such Contract, except for such instances of default thereunder or terminations thereof that would not individually or in the aggregate result in a Material Adverse Effect on the Company. The Company has, prior to the date hereof, delivered or made available true, complete and correct copies of the Contracts to Newco.

      Section 2.18 Labor Matters. Except to the extent set forth in Section 2.18(a) of the Company Disclosure Schedule, (i) no employee of the Company or any of its Subsidiaries is represented by any union or other labor organization;
(ii) there is no labor strike, dispute, or work stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries; and (iii) neither the Company nor any of its Subsidiaries has ever experienced any work stoppage.

            (b) Except to the extent set forth in Section 2.18(b) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has not incurred any liability under, and has complied in all material respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder ("WARN") and does not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time. The Company and each of its Subsidiaries has not given, and has not been required to give, any notice under WARN within 90 days prior to the date hereof.

      Section 2.19 Property.

            (a) Section 2.19(a) of the Disclosure Schedule sets forth a list of all real property owned in fee by the Company or any of its Subsidiaries. The Company or its Subsidiary (as applicable) has good and valid title to all such real property, free and clear of all Liens known to the Company except (i) Liens for taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith and in respect of which adequate reserves have been established, (ii) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's landlord's or other similar Liens securing obligations that are not due and payable or that are being contested in good faith and in respect of which adequate reserves have been established, (iii) imperfections of title and Liens that do not and would not reasonably be expected to detract materially from the value or materially interfere with the present use of the properties subject thereto or affected thereby, and (iv) in the case of any real property subject to a title commitment described in
      Section 2.19(a) of the Company Disclosure Schedule, imperfections of title and Liens that are shown on such title commitment or such schedule (collectively, "Permitted Liens").

            (b) The Company has provided or made available to Newco all leases for all real property leased by the Company or any of its Subsidiaries, as lessor or lessee, as of the date hereof (the "Leases"). All such Leases are valid and binding in accordance with their respective terms and the Company or its Subsidiary (as applicable) is not in default in any respect under any Lease, except for such instances of default thereunder that would not individually or in the aggregate result in a Material Adverse Effect on the Company. Except as set forth in Section 2.19(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation of the Transactions, including the Merger, does not and will not result in a breach or violation of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, material modification (including as to the amount, timing or nature of lease payments), cancellation or acceleration or require the consent or approval of any party (other than the Company or its Subsidiary (as applicable)) under any Lease.

      Section 2.20 [Reserved.]

      Section 2.21 Opinion of Financial Advisors. The Company and the Special Committee have received the opinion of the Special Committee Financial Advisor, dated October 5, 2001, to the effect that, as of such date, the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view. The Company has delivered a signed copy of such opinion to Newco (it being understood that Newco will not be a third party beneficiary of such opinion), and such opinion has not been amended, modified or revoked in a manner adverse to Newco. The Company has been authorized by the Special Committee Financial Advisor to permit the inclusion of such fairness opinion (and, subject to prior review and consent by such Special Committee Financial Advisor, a reference thereto) in the Proxy Statement.

      Section 2.22 Intellectual Property. Section 2.22(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned by the Company or its Subsidiaries, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; (iii) copyright registrations, and material unregistered copyrights, as well as (iv) in the case of registrations and applications, the registration or application number and date. Section

2.22(a) of the Company Disclosure Schedule contains a list of all software programs material to the operation of the Company's business (other than readily available commercial software programs) which are owned or licensed by Company or its Subsidiaries, and identifies which software is owned or licensed, as the case may be.

            (b) Section 2.22(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all License Agreements (other than Franchise Agreements or other agreements pursuant to which the Company or its Subsidiaries have granted nonexclusive licenses of Intellectual Property to franchisees or subfranchisees in the ordinary course of business). The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. Neither Company nor any of its Subsidiaries has licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are payable by Company or any of its Subsidiaries to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

            (c) Except as set forth in Section 2.22(c) of the Company Disclosure Schedule, the Company and each of its Subsidiaries owns and/or is licensed to use (in each case, free and clear of any Liens, claims, or similar encumbrances), and has the right to bring actions for the infringement, dilution, misappropriation or other violation of, all patents and patent applications, trademarks, service marks, trade names, and registrations and applications for registration of industrial designs, copyrights, mask works, trademarks, service marks, trade names, trade dress, and all domain names, technology, inventions, know-how, trade secrets, processes and all agreements and other rights with respect to intellectual property and computer programs (collectively, "Intellectual Property") material to the conduct of its respective business as currently conducted;

            (d) Except as set forth in Section 2.22(d) of the Company Disclosure Schedule, all of the patents, trademark and service mark registrations (including the U.S. trademark registration for "Blimpie"), copyright registrations and domain name registrations, and all applications for such registrations, owned by the Company or any of its Subsidiaries (A) are valid and in full force, (B) are held of record in the name of the Company or its Subsidiary (as applicable), (C) are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity and (D) all necessary registration, maintenance and renewal fees in connection with such patents and registrations have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations. To the Company's knowledge, all of the patents, trademark and service mark registrations (including the U.S. trademark registration for "Blimpie"), copyright registrations and domain name registrations, and all applications for such registrations, exclusively licensed (including where exclusively licensed within a discrete territory) to the Company or any of its Subsidiaries (A) are valid and in full force, (B) are licensed exclusively to the Company or its Subsidiary (as applicable) in the discrete territory indicated, if applicable, (C) are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity and (D) all necessary registration, maintenance and renewal fees in connection with such patents and registrations have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations;

            (e) The use of such Intellectual Property by the Company or any of its Subsidiaries does not infringe on the rights of any party;

            (f) To the knowledge of Company, no person is infringing on any right of the Company or any of its Subsidiaries with respect to such Intellectual Property;

            (g) Neither the Company nor any of its Subsidiaries is, and the consummation of the Transactions will not cause them to be, in breach or violation of any agreement relating to the use of any of its Intellectual Property, and neither the Company nor any of its Subsidiaries has received any notification, written or oral, from any third party that there is any such violation, breach, or inability to perform under any such agreement and is not aware of any basis therefor;

The Company takes reasonable measures to protect the confidentiality of its trade secrets. No trade secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the Company's knowledge, no party to any non-disclosure agreement relating to its trade secrets is in breach or default thereof.

      Section 2.23 Insurance. The Company and its Subsidiaries maintain policies of franchise errors and omissions, directors' and officers' liability, fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are prudent and customary in the industry in which the Company operates. As of the date hereof, except as set forth in Section 2.23 of the Company's Disclosure Schedule, all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

      Section 2.24 Affiliate Transactions. Except as disclosed in the Filed Company SEC Documents or in Section 2.24 of the Company Disclosure Schedule, there are no transactions, agreements, arrangements or understandings (or series thereof), written or oral, between the Company or any of its Subsidiaries and any of their respective directors or officers (including, in the case of natural persons, any of such persons' relatives or affiliates) that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

      Section 2.25 Franchise Operations.

      (a) The Company has provided Newco with a copy of the Company's and its Subsidiaries' currently effective uniform franchise offering circulars used by the Company and its Subsidiaries to offer and sell franchises and subfranchises in the United States and throughout the world for each of its and their brands, namely, Blimpie, Smoothie Island Juice Bar, Maui Taco and Pasta Central (collectively, the "Brands") ("Uniform Franchise Offering Circulars" or "UFOCs").

      (b) Except as set forth on Section 2.25(b) of the Company Disclosure Schedule, the Company does not have any Subsidiary or Affiliate offering or selling franchises or subfranchises relating to the Brands, domestically or internationally.

      (c) Section 2.25(c) of the Company Disclosure Schedule is a true and complete list of all subfranchise, franchise or license agreements to which the Company or a Subsidiary is a party, including at a minimum the name, address and telephone number of each and every subfranchisee, franchisee, licensee, master licensee, or master franchisee (a "Franchisee") (collectively, the "Franchise Agreements"). Each Franchise Agreement is substantially similar to the form of subfranchise, franchise or license agreement incorporated into the UFOC that was issued to the Franchisee contemporaneously with the sale of a franchise or subfranchise by the Company or a Subsidiary to the Franchisee. The Company and its Subsidiaries had, at all relevant times and in all material respects, the corporate power and authority and legal right to enter into and carry out the terms of each Franchise Agreement. All of the Franchise Agreements are valid, binding and enforceable against the Franchisee thereunder, subject to any such Franchisee's bankruptcy, insolvency, receivership or similar proceeding under state or federal law and is enforceable against such Franchisee in accordance with its terms.

      (d) Section 2.25(d) of the Company Disclosure Schedule identifies each current Franchisee that (i) has received any outstanding notices of financial default under a Franchise Agreement, which default has not been cured as of the Effective Time; (ii) is, to the Company's knowledge, in material default under a Franchise Agreement for any other reason; or (iii) has on three or more occasions within any twelve month period received written notices of events of default under a Franchise Agreement.

      (e) Except as set forth on Section 2.25(e) of the Company Disclosure Schedule, and except as may be granted by operation of law, no Franchisee has a protected territory, exclusive territory, right of first refusal, option or other arrangement with the Company or its Subsidiaries for the acquisition of additional franchises or expansion of the Franchisee's territory. Except as described in Section 2.25(d) of the Company Disclosure Schedule, no Franchisee's protected territory is shared in whole or in part with any other Franchisee.

      (f) Section 2.25(f) of the Company Disclosure Schedule is a true and complete list of all written or oral agreements (and with respect to oral agreements a description thereof) with independent sales representatives, contractors or agents (exclusive of representatives of subfranchisors) with respect to the sale or development of franchises by the Company or its Subsidiaries, brokers or consultants and all territorial development, and master franchise agreements or any other agreements or arrangements under which the Company or its Subsidiaries has authorized any person to sell or promote franchises or licenses on behalf of the Company or its Subsidiaries or agreed to rebate or share amounts receivable under any Franchise Agreement and indicating which of such agreements are in default and may be terminated by the Company or a Subsidiary by notice to the other party. The Company has delivered to Newco true, correct and complete copies of all written agreements described in Section 2.25(f) of the Company Disclosure Schedule. The Company has delivered to Newco true, correct and complete copies of all written correspondence and memoranda evidencing such oral agreements described in Section 2.25(f) of the Company Disclosure Schedule. The payments payable to all parties to each such oral agreement are set forth on such Schedules.

      (g) To the knowledge of the Company and its Subsidiaries, no outlet operating under any Brand is in a condition or is being operated in a manner that is so materially inconsistent with the requirements of the Franchise Agreement or franchise systems associated with such Brand that such condition or operation will result in early termination of the Franchise Agreement relating to that outlet.

      (h) The Company and its Subsidiaries have prepared and maintained each of its and their UFOCs in an accurate and correct manner, have filed UFOCs in all states requiring registration and approval prior to any offers or sales of subfranchises and franchises in such states and have filed all material changes, amendments, renewals thereto on a timely and accurate basis. There were no material misrepresentations or material omissions of information in any UFOC at the time the Company or its Subsidiaries was using such UFOC.

      (i) (1) Except as disclosed in Section 2.25(i) of the Company Disclosure Schedule, each Franchise Agreement complies, and the offer and sale thereof complied at the time such offer and sale was made, in all material respects with all foreign and domestic (federal and state) laws, rules, ordinances and regulations thereunder and all orders, consents or decrees from any foreign or domestic administrative or regulatory agency;

            (2) Except as listed or described in Section 2.25(i) of the Company Disclosure Schedule, no Franchise Agreement has been subordinated and no provision regarding the calculation and payment of royalty fees in any Franchise Agreement has been waived, altered or modified in any respect adverse to the Company or its Subsidiaries thereunder; no right of rescission, set-off, counterclaim or defense has been asserted or to the knowledge of the Company, is threatened or exists, with respect to any Franchise Agreement; no notices of default have been issued by the Company with respect to any Franchise Agreement for defaults which have not been cured, and the Company has not waived any default by a Franchisee which would adversely affect any Franchise Agreement.

            (3) Except as set forth in Section 2.25(i) of the Company Disclosure Schedule, neither the Company nor any Subsidiary operates a franchise or subfranchise associated with the Brands;

            (4) Except as set forth in Section 2.25(i) of the Company Disclosure Schedule, the Company's and its Subsidiaries' franchise operation manuals for all Brands have been in the past, and currently are, consistent in all material respects with the respective UFOCs the Company and its Subsidiaries previously used, and currently use, to offer and sell subfranchises and franchises.

      (j) (1) Except as set forth on Section 2.25(j) of the Company Disclosure Schedule, no orders, consents or decrees have been issued by any foreign or domestic (federal or state) administrative or regulatory agency to the Company or a Subsidiary nor have letters of inquiry, investigation or the like been issued to the Company or a Subsidiary by such foreign or domestic administrative or regulatory agencies relating, directly or indirectly, to the Company's or a Subsidiary's offer and sale of franchises or business opportunities. The Company has permitted Newco the right to inspect all material correspondence between the Company and its Subsidiaries and such foreign or domestic administrative and regulatory agencies relating to the offering and sale of franchises or business opportunities;

            (2) Except as set forth in Section 2.25(j) of the Company Disclosure Schedule, to the Company's knowledge, the Company and its Subsidiaries have not violated any foreign or domestic (federal or state) law, rule, ordinance or regulation thereunder in connection with the offer and sale of franchises or business opportunities;

            (3) At all times while the Company and its Subsidiaries and affiliates have offered and sold franchises and business opportunities, each of the Company and its Subsidiaries and affiliates has been duly authorized pursuant to, or has otherwise qualified for exemption from registration under, the various laws and regulations governing the offering and sale of franchises and business opportunities in each of the jurisdictions (domestic and international) in which they respectively offered to sell or sold franchises or business opportunities. The Company has heretofore made available to Newco correct and complete copies of all registrations, advertising or promotional materials, UFOCs, disclosure documents or agreements filed with any foreign or domestic administrative or regulatory agency or otherwise used by the Company or any Subsidiaries in connection with the offer, sale and operation of franchises or business opportunities in any jurisdiction (domestic or international). Neither the Company nor any of its Subsidiaries or affiliates has, in any of the aforementioned documents (including, without limitation, UFOCs or disclosure documents), made any untrue statement of a material fact, or omitted to state any fact necessary to made the statements made by the Company or its Subsidiaries, taken as a whole, not misleading, in connection with the offer or sale of any franchise or business opportunity;

            (4) Neither the Company nor any Subsidiary has during the time period described in (iii) above authorized its officers, directors or representatives to furnish any materials or information which is in any way inconsistent with the "earnings claim" information set forth in Item 19 of any UFOC and to the Company's knowledge, no such earnings claims were ever made to prospective Franchisees by the Company, any Subsidiary or an officer, director or representative of either.

      (k) Except as set forth in Section 2.25(k) of the Company Disclosure Schedule, no Franchisee has alleged to the Company or a Subsidiary that the Company or a Subsidiary has acted improperly regarding (y) disparate treatment among the Franchisees in violation of any foreign or domestic law, rule, regulation or ordinance or (z) providing prospective Franchisees with inaccurate or incorrect earnings claims or earnings claims that violated any foreign or domestic law.

      (l) Except as set forth in Section 2.25(l) of the Company Disclosure Schedule, neither the Company nor any Subsidiary or affiliate has entered into any contracts, agreements, or arrangements, orally or in writing, whereby the Company or any Subsidiary or affiliate receives rebates, commissions, discounts or other payments or remuneration of any kind from suppliers selling products or services to Franchisees.

      (m) Neither the Company nor any Subsidiary is in material violation or default of any Franchise Agreement, nor has there occurred any event or condition which with the passage of time or giving of notice (or both) would constitute a material default by the Company or any Subsidiary of any Franchise Agreement under, or permit termination of, any such Franchise Agreement. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein would result in a violation of or a default under, or give rise to a right of termination, modification, cancellation or acceleration of any obligation or loss of benefits under, any Franchise Agreement.

      (n) The Company and its Subsidiaries have complied with all applicable foreign and domestic franchise termination, fair practices and relationship laws with respect to the proper notice of default, time to cure, and the actual termination of any of its franchises or business opportunities as prescribed by such laws.

      (o) The Company and its Subsidiaries have not made to any Franchisee, or any of its Franchisees' employees or agents, or to any other person, any commitment to provide any special discount, allowance or accommodation other than as set forth in the UFOCs. There are no material agreements or special arrangements with any Franchisee other than as set forth in the UFOCs.

      (p) Each of Blimpie Brand Building Fund, Inc., Maui Tacos Brand Building Fund, Inc., Pasta Central Brand Building Fund, Inc. and Smoothie Island Brand Building Fund, Inc. are entities that are authorized to receive voluntary marketing allowances and payments from purveyors, distributors and manufacturers servicing the Brands (the "Building Funds"). The Company and its Subsidiaries have at all times complied fully with all agreements governing the Building Funds including, without limitation, agreements contained in the Franchise Agreements and UFOCs. The Building Funds and all monies paid thereto have been allocated and used consistent with the Franchise Agreements and UFOCs and no monies have been commingled with the monies or accounts of the Company or its Subsidiaries.

      Section 2.26 Health Claims. Except as set forth on Section 2.26 of the Company Disclosure Schedule, no Health Claims (as defined below) are being asserted against the Company or any of its Subsidiaries nor is the Company aware of any acts, omissions, facts, or circumstances which would so subject it, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which the Company or any of its Subsidiaries is responsible, including any such Health Claims arising from or based upon the ownership or operation of assets, businesses or properties of the Company or any of its Subsidiaries, other than, in each case, Health Claims that if adversely determined against the Company, would not individually or in the aggregate have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any notice of any Health Claim in connection with its assets, properties, businesses or operations. The term "Health Claim" means any third party (including governmental agencies, regulatory agencies, employees or other private parties) action, lawsuit, claim, investigation proceeding which seeks to impose liability for (i) violation of the Federal Food Drug and Cosmetic Act ("FDC Act"), and all acts and/or rules and regulations amending or supplementing same, the Federal Wholesome Poultry Act, the Federal Wholesome Meat Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Hazardous Substance Labeling Act, any state food and drug law or other applicable federal, state or municipals laws, ordinances, rules or regulations; or (ii) sale of any food products containing any salmonella or listeria organisms, toxins, foreign material or other poisonous or injurious matter or any chemicals on any list promulgated by any state or federal government of known chemicals causing cancer or reproductive toxicity.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF NEWCO

      Newco represents and warrants to the Company as follows:

      Section 3.1 Organization and Qualification. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and authority to carry on its business as it is now being conducted. Newco is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each state where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not reasonably be expected to prevent or materially delay the consummation of the Merger or the other Transactions.

      Section 3.2 Authority Relative to this Agreement. Newco has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by Newco prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery by Newco of this Agreement and each instrument required hereby to be exercised and delivered by Newco prior to or at the Effective Time and the performance of its obligations hereunder and thereunder, and the consummation by Newco of the Transactions have been duly and validly authorized by the Board of Directors and sole stockholder of Newco, and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement or to consummate the Transactions, other than filing of appropriate merger documents as required by the NJBCA. This Agreement has been duly and validly executed and delivered by Newco, and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of Newco, enforceable against Newco in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      Section 3.3 Consents and Approvals; No Violation. Subject to the taking of the actions described in the immediately succeeding sentence, the execution and delivery of this Agreement do not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of Newco under (a) the certificate of incorporation or bylaws of Newco, (b) any loan or credit agreement, note, bond, indenture, lease or other agreement, instrument or Permit applicable to Newco or its properties or assets, (c) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation applicable to Newco or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required by Newco in connection with the execution and delivery of this Agreement or the consummation by Newco of any of the Transactions, except
(i) pursuant to the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to the NJBCA, (iii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not reasonably be expected to prevent or materially delay consummation of the Merger or would not otherwise prevent Newco from performing its obligations under this Agreement.

      Section 3.4 Financing Commitments; Solvency. Newco has sufficient cash and commitments for financing (and has provided the Special Committee with written evidence thereof and all amendments or additions thereto) in an aggregate amount sufficient to pay all of the Merger Consideration, Cash Payment and Company Expense Reimbursement as required by this Agreement and to pay all other related fees and expenses, and payments required under this Agreement. Newco has delivered to the Special Committee true and correct copies of the commitment letters of the lenders that will provide the debt financing which, together with available equity, is expected to be sufficient to satisfy all of Newco's obligations under this Agreement (the "Financing Commitments"). As of the date of this Agreement, the Commitment Letters are in full force and effect and Newco has paid all commitment fees required thereunder. Immediately after giving effect to the transactions contemplated hereby, Newco will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair salable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business, or (iii) have incurred debts beyond its ability to pay as they come due.

      Section 3.5 Ownership of Company Stock. As of the date of this Agreement, neither Newco nor any "affiliate" or "associate" of Newco is an "interested stockholder" of the Company, as such quoted terms are defined in Section 14A:10A-3 of the NJBCA.

      Section 3.6 Information. None of the information supplied or to be supplied by Newco for inclusion or incorporation by reference in the Proxy Statement will, at the respective times filed with the SEC and, in addition, at the date it or any amendment or supplement is mailed to shareholders, at the time of the Shareholder Meeting and the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      Section 3.7 Brokerage Fees and Commissions. Neither Newco nor any of its officers, directors or shareholders has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the Transactions, except for The Robinson-Humphrey Company, LLC ("Robinson-Humphrey"), or obligated Newco to pay any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the Transactions, except for fees payable to Robinson-Humphrey. A correct and complete copy of the engagement letter between Robinson-Humphrey and Newco with respect to the Transactions, which accurately describes the fees payable to Robinson-Humphrey, has been provided by Newco to the Company.

      Section 3.8 Litigation. There is no claim, suit, action or proceeding (including arbitration proceedings) pending or, to the knowledge of Newco, threatened against Newco that has had or would reasonably be expected to have a Material Adverse Effect on Newco, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Newco or any of its Affiliates that has had or would reasonably be expected to have a Material Adverse Effect on Newco.

                                    ARTICLE 4
                     CONDUCT OF BUSINESS PENDING THE MERGER

      Section 4.1 Conduct of Business of the Company Pending the Merger. The Company hereby covenants and agrees that, from the date hereof until the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Newco, the Company will, and will cause each of its Subsidiaries to:

            (a) operate their respective businesses in the usual and ordinary course consistent with past practices;

            (b) employ their reasonable best efforts to preserve intact (i) their business organization, maintain their rights and franchises, retain the services of their respective key employees and maintain their relationships with their respective customers and suppliers and others having business dealings with them, and (ii) the goodwill of those having relationships with it;

            (c) use their reasonable best efforts to maintain and keep their properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with their customary business practice; and

            (d) use their reasonable best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

      Section 4.2 Prohibited Actions by the Company. Without limiting the generality of Section 4.1, the Company covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by Newco, from the date hereof until the Effective Time, neither it nor any of its Subsidiaries shall:

            (a) (i) increase the compensation (or benefits) payable to or to become payable to any director or employee, except for increases in salary or wages of employees in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any employee, except any such grants made in the ordinary course of business consistent with past practice, or pursuant to agreements, plans or policies existing on the date hereof or as otherwise provided under this Agreement; (iii) establish, adopt, enter into or amend any collective bargaining agreement or Benefit Plan of the Company or any ERISA Affiliate; or (iv) take any action to accelerate any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practice, under any Benefit Plan of the Company or any ERISA Affiliate; provided, however, that the Company may amend the Company Stock Option Plans or take other action to accelerate the vesting of any unvested Options that were issued and outstanding on the date hereof and disclosed in Section 2.3 of the Company Disclosure Schedule; and may otherwise amend the Company Stock Option Plans (and option agreements entered into thereunder) to effectuate the purposes of Section
      1.10 hereof;

            (b) declare, set aside or pay any dividend on, or make any other distribution in respect of (whether in cash, stock or property), outstanding shares of capital stock, other than dividends at the current annual rate of $0.07 per share or dividends or distributions by a wholly-owned Subsidiary to the Company;

            (c) redeem, purchase or otherwise acquire, or offer or propose to redeem, purchase or otherwise acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company (other than any purchase, forfeiture or retirement of shares of Company Common Stock or the Options occurring pursuant to the terms (as in effect on the date hereof) of any existing Benefit Plan of the Company);

            (d) except as provided in Sections 1.4 and 1.6 hereof, effect any reorganization or recapitalization; or split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests;

            (e) except as provided in Sections 1.4 and 1.6 hereof, offer, sell, issue or grant, or authorize or propose the offering, sale, issuance or grant of, any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for (or accelerate any right to convert or exchange securities for) any shares of capital stock of, or other equity interest in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any Voting Company Debt or other voting securities of, the Company, or any "phantom" stock, "phantom" stock rights, SARs or stock-based performance units (or increase the number of shares reserved for issuance under the Company Option Plans), other than issuance of shares of Company Common Stock upon the exercise of the Options issued and outstanding as of the date hereof and disclosed in Section 2.3 of the Company Disclosure Statement in accordance with the terms thereof (as in effect on the date hereof);

            (f) acquire or agree to acquire, by merging or consolidating with, by purchasing stock or other equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or interest therein or otherwise acquire any assets of any other person (other than the purchase of inventories and supplies from suppliers or vendors in the ordinary course of business and consistent with past practice);

            (g) sell, lease, exchange or otherwise dispose of, or grant any Lien with respect to, any of the properties or assets of the Company or any of its Subsidiaries that are material to the business of the Company or any of its Subsidiaries (including without limitation any Intellectual Property), except for dispositions of excess or obsolete assets and sales in the ordinary course of business and consistent with past practice (provided, however, that (i) Newco has approved the Company's sale or closing of its Maui Tacos store in New York City and (ii) the Company shall have the right to sell its Maui Tacos store in Atlanta, Georgia, subject to Newco's written consent of the terms of such sale, which will not be unreasonably withheld or delayed); or license any Intellectual Property other than in the ordinary course of business consistent with past practice.

            (h) except as contemplated by Section 1.4, propose or adopt any amendments to its Certificate of Incorporation or Bylaws or other organizational documents;

            (i) effect any change in any accounting methods, principles or practices in effect as of June 30, 2001 affecting the reported consolidated assets, liabilities or results of operations of the Company, except as may be required by a change in generally accepted accounting principles;

            (j) (i) incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or grant to any person or create any Lien outside the ordinary course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other person except for (x) loans of up to $50,000 in the aggregate, the terms of which have been approved in writing by Newco, such approval not to be unreasonably withheld or delayed, and (y) loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company;

            (k) (i) enter into or amend any Contract of a type described in
      Section 2.17 or Section 2.25(c) or enter into or amend a lease for real property, other than in the ordinary course of business consistent with past practice (including on substantially the same terms and conditions), or (ii) enter into or renew any vendor or supply agreement, absent the written consent of Newco, such consent not to be unreasonably withheld or delayed;

            (l) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business consistent with past practice;

            (m) make any Tax election except in a manner consistent with past practice, or change any method of accounting for Tax purposes, except as required by applicable law or GAAP, or settle or compromise any material Tax liability;

            (n) make or agree to make any material capital expenditures for the period from June 30, 2001 until the Effective Time other than in the normal course of business consistent with past practices and not in excess of $50,000 in the aggregate.

            (o) form, create or organize any Subsidiary, other than in the ordinary course of business consistent with past practice; or

            (p) agree in writing or otherwise to take any of the foregoing actions or any action which would cause any condition set forth in Article VI to be unsatisfied.

                                    ARTICLE 5
                       COVENANTS AND ADDITIONAL AGREEMENTS

      Section 5.1 Solicitation Provisions.

            (a) Subject to the terms of Section 5.1(c) below, during the period
      (x) beginning on the date of this Agreement and (y) continuing until the thirty-day anniversary of the date of this Agreement, the Company, its Subsidiaries and their respective officers, directors, employees, representatives, agents or affiliates (including any investment banker, attorney or accountant retained by the Company or the Special Committee) shall have the right to: (i) initiate, solicit and encourage (including by way of furnishing non-public information or assistance, but only pursuant to appropriate confidentiality and standstill agreements) inquiries or the making or submission of Acquisition Proposals (as defined below); and (ii) enter into and maintain or continue discussions or negotiations with any person or group in furtherance of such inquiries and to obtain or induce any person or group to make or submit an Acquisition Proposal.

            (b) During the period (x) beginning on the thirty-day anniversary of the date of this Agreement and (y) continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with
      Section 7.1, neither the Company, its Subsidiaries nor any of their respective officers, directors, employees, representatives, agents or affiliates (including any investment banker, attorney or accountant retained by the Company or the Special Committee) will directly or indirectly initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action with the intention of facilitating, any inquiries or the making or submission of any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or group in furtherance of such inquiries or to obtain or induce any person or group to make or submit an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or group to do or seek any of the foregoing, or authorize or permit any of its officers, directors or employees or any of its affiliates or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it to take any such action; provided, however, that nothing contained in this Agreement shall prohibit the Board of Directors of the Company or the Special Committee or the Representatives from (a) furnishing information to or entering into discussions or negotiations with any person or group that makes an unsolicited written, bona fide Acquisition Proposal, if, and only to the extent that (i) the Special Committee determines in good faith by a majority vote, after consultation with the Special Committee Financial Advisor (or other nationally reputable financial advisor) and with independent legal counsel that such proposal is, or is reasonably likely to lead to, a Superior Proposal, (ii) the Special Committee determines in good faith by a majority vote after consultation with its outside legal counsel that the failure to negotiate, or otherwise engage in discussions, with such third party would be inconsistent with the Board's fiduciary duties under applicable law, and
      (iii) such person or group, prior to the disclosure of any non-public information, enters into a confidentiality agreement with the Company that does not contain exclusivity provisions which would prevent the Company from complying with its obligations hereunder, or (b) maintaining or continuing discussions or negotiations with any party that has expressed an interest in making or submitting an Acquisition Proposal (whether orally or in writing) within the 30-day period referenced in Section 5.1(a) above. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.1 by any officer, director, employee or affiliate of the Company or its Subsidiaries or any investment banker, attorney, accountant or other advisor, agent or representative of the Company or its Subsidiaries or the Special Committee, whether or not such person is purporting to act on behalf of the Company or its directors or otherwise, shall be deemed to be a breach of this Section 5.1 by the Company.

            (c) Except as expressly permitted by this Section 5.1(c), neither the Board of Directors of the Company nor the Special Committee (or any other committee thereof) shall enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal; provided, however, that the Company may terminate this Agreement pursuant to the provisions of Section 7.1(h) if
      (i) the Company has received a Superior Proposal, (ii) in light of such Superior Proposal, the Special Committee has determined in good faith (after having consulted with outside legal counsel) that it would be necessary for the Board to terminate this Agreement in order to comply with its fiduciary obligations under applicable law, (iii) the Company has notified Newco in writing of the determinations described in clause (ii) above at least three (3) business days prior to terminating this Agreement, (iv) the Special Committee concurrently or previously approves the Superior Proposal, and (v) the Company shall have paid the Newco Expense Reimbursement and Termination Fee required by Section 7.3.

            (d) In addition to the obligations of the Company set forth in Sections (b) and (c) above, the Company shall promptly (and in any event, within 72 hours) advise Newco orally and in writing of any request for information (if it occurs after the thirty day anniversary of the date of this Agreement), or the submission or receipt of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal (if it occurs after the thirty day anniversary of the date of this Agreement), the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making any such request, Acquisition Proposal or inquiry and its response or responses thereto. The Company will keep Newco fully informed of the status and material terms (including amendments or proposed amendments) of any such request (if it occurs after the thirty day anniversary of the date of this Agreement), Acquisition Proposal or inquiry (if it occurs after the thirty day anniversary of the date of this Agreement). Except as expressly permitted by Section 5.1(b), the Company, its Subsidiaries, their respective officers, directors, employees, representatives, agents and affiliates (including any investment banker, attorney or accountant retained by the Company or the Special Committee) will immediately cease and cause to be terminated any activities, discussions or negotiations existing on the thirty-day anniversary of the date hereof with any parties conducted with respect to any of the foregoing, provided that this sentence will not make the provisions of Sections 5.1(b) or (c) inapplicable to a subsequent proposal by any such party.

            (e) As used herein, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the Transactions contemplated by this Agreement) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of the Company and its Subsidiaries taken as a whole or of any Material Business (as defined below) in a single transaction or series of related transactions; (iii) any tender offer (including a self tender offer) or exchange offer that, if consummated, would result in any person or group beneficially owning more than 15% of the outstanding shares of any class of equity securities of the Company (or in the case of a person or group which beneficially owns more than 15% of the outstanding shares of any class of equity securities of the Company as of the date hereof, would result in such person or group increasing the percentage or number of shares of such class beneficially owned by such person or group) or the filing of a registration statement under the Securities Act in connection therewith; (iv) any acquisition of 15% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith or any other acquisition or disposition the consummation of which would prevent or materially diminish the benefits to Newco of the Merger; or (v) any public announcement by the Company or any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction, not less than 51% of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company and its Subsidiaries taken as a whole which the Special Committee determines in good faith (A) is more favorable to all of the shareholders of the Company from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed in writing by Newco in response to such Acquisition Proposal) and (B) is reasonably likely to be consummated in a timely manner, taking into account all financial, regulatory, legal and other aspects of such proposal. "Material Business" means any business (or the assets needed to carry out such business) that contributed or represented 15% or more of the net sales, the net income or the assets (including equity securities) of the Company and its Subsidiaries taken as a whole.

            (f) Subject to compliance with Section 5.1(c), the Company or the Board of Directors of the Company or the Special Committee may make any disclosure or statement to the Company's shareholders if it determines in good faith after consultation with independent legal counsel as to legal matters that the failure to take such action would be inconsistent with the fiduciary duty of the Board of Directors under applicable law or is required by applicable law.

      Section 5.2 Access to Information. Between the date hereof and the Effective Time, the Company shall (a) afford to Newco and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives full access during normal business hours and at all other reasonable times to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to their books and records (including all Tax Returns and all books and records related to Taxes and such returns), (b) permit Newco to make such inspections as it may require (and the Company shall cooperate with Newco in any inspections, and (c) furnish promptly to Newco and its representatives a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and such other information concerning the business, properties, contracts, records and personnel of the Company and its Subsidiaries (including financial, operating and other data and information) in the possession of the Company or the Company's counsel, accountants or other consultants or agents as may be reasonably requested, from time to time, by or on behalf of Newco. All access, inspections and furnishing pursuant to this Section 5.2 shall (i) be on reasonable notice to the Company, (ii) be scheduled and otherwise managed so as not to unreasonably disrupt the Company's operations, and (iii) without prior authorization of the Company (such authorization not to be unreasonably withheld) not involve direct contact with non-officer employees, suppliers or non-retail customers.

      Section 5.3 [Reserved].

      Section 5.4 Reasonable Best Efforts.

            (a) Subject to the terms and conditions herein (including Section 5.1), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as soon as reasonably practicable the Merger and the other Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Such reasonable best efforts shall include reasonable best efforts to obtain the Company Required Consents and the Newco Required Consents (as defined in Section 6.2(b) and 6.3(b) hereof).

            (b) The Company shall give and make all required notices and reports to the appropriate persons with respect to the Permits and Environmental Permits that are necessary for the ownership, operation and use of the assets of Surviving Corporation after the Effective Time. Subject to the other terms of this Agreement, each of the Company and Newco shall cooperate and use their respective reasonable best efforts to make all filings, to obtain all actions or nonactions, waivers, and orders of Governmental Entities necessary to consummate the Transactions and to take all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing.

            (c) The Company and its Board of Directors shall (i) use reasonable best efforts to make any state takeover statute or similar statute, rule or regulation inapplicable to the Merger, this Agreement, the Voting Agreement or any of the other Transactions and (ii) if any state takeover statute or similar statute, rule or regulation becomes applicable to the Merger, this Agreement, the Voting Agreement or any of the other Transactions, use reasonable best efforts to ensure that the Merger and such other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and such other Transactions, in each case consistent with the fiduciary duties of the Board of Directors and the Special Committee.

      Section 5.5 Event Notices and Other Actions.

            (a) From and after the date hereof until the Effective Time, the Company shall promptly notify Newco of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied, (ii) the Company's failure to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied and (iii) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate in any material respect. The Company's delivery of any notice pursuant to this
      Section 5.5(a) shall not cure any breach of any representation or warranty of the Company contained in this Agreement or otherwise limit or affect the remedies available hereunder to Newco.

            (b) Subject to the terms and conditions herein (including Section 5.1) and applicable law, the Company shall not take any action or nonaction that will, or that would reasonably be expected to, cause any condition to the Merger set forth in Section 6.2(a) not to be satisfied.

            (c) From and after the date hereof until the Effective Time, Newco shall promptly notify the Company of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied, (ii) Newco's failure to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied and (iii) any representation or warranty made by Newco contained in this Agreement becoming untrue or inaccurate in any material respect. Newco's delivery of any notice pursuant to this Section 5.5(c) shall not cure any breach of any representation or warranty of Newco contained in this Agreement or otherwise limit or affect the remedies available hereunder to the Company.

            (d) Subject to the terms and conditions herein and applicable law, Newco shall not take any action or nonaction that will, or that would reasonably be expected to cause any condition to the Merger set forth in
      Section 6.3(a) not to be satisfied.

            (e) No rights of a party hereunder shall be limited, and no party shall be deemed to have waived any rights, by reason of any investigation or audit conducted before or after the date hereof by any party or the knowledge of any breach of a representation, warranty or covenant by the other party contained in this Agreement. Each of Newco, on the one hand, and the Company, on the other, shall have the right to rely fully on the representations, warranties and covenants of the other party contained in this Agreement.

      Section 5.6 Third Party Standstill Agreements During the period from the date hereof through the Effective Time, the Company shall not terminate, amend, modify or take any action to waive any provision of any confidentiality or standstill or similar agreement to which the Company is a party. Subject to the foregoing, during such period, the Company agrees to enforce to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court or other tribunal having jurisdiction. Notwithstanding the foregoing, nothing in this
Section 5.6 is intended to prevent the Company from exercising its rights under
Section 5.1 in accordance with the provisions of such Section.

      Section 5.7 Employee Stock Options; Employee Plans and Benefits.

            (a) Options. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, the Special Committee or any committee administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as are required to effect the transactions contemplated by Section 1.10 in respect of all outstanding Options, and thereafter the Board of Directors of the Company (or any such committee) shall adopt any such additional resolutions and take such additional actions as are required in furtherance of the foregoing.

            (b) Payments in Respect of Options. Each Option cancelled pursuant to Section 1.10 shall, upon cancellation, be converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Company Common Stock subject to such Option, whether or not then exercisable, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share subject or related to such Option (the "Option Consideration").

            (c) Time of Payment. The cash amount described in paragraph (b) of this Section 5.7 shall be paid as promptly as is practicable after the Effective Time.

            (d) Withholding. All amounts payable pursuant to Section 1.10 and
      Section 5.7(b) and (c) shall be subject to any required withholding of taxes and shall be paid without interest. Payment shall, at Newco's request, be withheld in respect of any Option until Newco has received documentation that evidences such payment is in full satisfaction of all rights under such Option.

            (e) Termination of Equity-Based Compensation. No stock options or warrants will be issued under the Company Stock Option Plans or otherwise after the date hereof. Unless otherwise determined by Newco, any provision in any other Benefit Plan providing for the potential issuance, transfer or grant of any capital stock of the Company or any interest, or release of restrictions, in respect of any capital stock of the Company shall be terminated as of the Effective Time. The Company shall ensure that, as of the Effective Time, unless otherwise determined by Newco, no holder of an Option, restricted stock or derivative security or any participant in the Company Stock Option Plans or other Benefit Plan or otherwise shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation, other than shares of Company Common Stock issued or issuable upon exercise of Options that were issued and outstanding on the date hereof. Holders of Options shall not be entitled to receive any payment or benefit except as provided in Section 1.10 and this Section 5.7.

            (f) No Right to Employment. Other than as specifically contemplated in this Agreement, nothing contained in this Agreement shall confer upon any employee of the Company or any ERISA Affiliate any right with respect to employment by Newco, the Surviving Corporation or any of Newco's affiliates, nor shall anything herein interfere with any or create any additional right of Newco, the Surviving Corporation or any of Newco's affiliates to terminate the employment of any such employee at any time, with or without cause, or restrict Newco, the Surviving Corporation or any of Newco's affiliates in the exercise of their independent business judgment in modifying any other terms and conditions of the employment of any such employee.

      Section 5.8 Meeting of the Company's Shareholders.

      The Company shall, as soon as practicable after execution of this Agreement, take all action reasonably necessary in accordance with the NJBCA and its Certificate of Incorporation and Bylaws to convene a shareholder meeting to consider and vote on the Merger and this Agreement (the "Shareholder Meeting"). At the Shareholder Meeting, all of the shares of Company Common Stock then owned by Newco or any other affiliate of Newco shall be voted to approve the Merger and this Agreement. Subject to Section 5.1, the Board of Directors of the Company (and the Special Committee) shall recommend that the Company's shareholders vote to approve the Merger and this Agreement, shall use its reasonable best efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action necessary and appropriate to secure the vote of shareholders required by the NJBCA to effect the Merger.

      Section 5.9 Proxy Statement.

            (a) The Company and Newco shall furnish to each other all information concerning such person or such person's business that is required for the Proxy Statement. The Company shall, as soon as practicable after the date hereof, prepare and file (after providing Newco with a reasonable opportunity to review and comment thereon) the Proxy Statement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC (after providing Newco with a reasonable opportunity to review and comment thereon); provided, however, that in no event shall the Company file the preliminary Proxy Statement with the SEC any later than October 22, 2001 (unless Newco shall have failed to cooperate with the preparation thereof as contemplated by this
      Section 5.9). The Company shall cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable, but in any event no more than five business days after responding to all such comments to the satisfaction of the staff of the SEC and in any case no earlier than November 8, 2001. The Company shall notify Newco promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Newco with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. The Company will cause the Proxy Statement to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder applicable to the Proxy Statement and the solicitation of proxies for the Shareholder Meeting (including any requirement to amend or supplement the Proxy Statement). Newco shall cooperate with the Company in the preparation of the Proxy Statement, and without limiting the generality of the foregoing, the Company and Newco shall promptly furnish to the other such information relating to it and its affiliates and the Transactions and such further and supplemental information as may be reasonably requested by the other party and shall promptly notify the other party of any change in such information. If at any time prior to the Shareholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement; provided, however, that no such amendment or supplement to the Proxy Statement will be made by the Company without providing Newco the reasonable opportunity to review and comment thereon and without the approval of Newco, which approval shall not be unreasonably withheld. The Company and its counsel shall (and the Company shall cause the Special Committee and its counsel to) use reasonable efforts to permit Newco and its counsel to participate in all communications with the SEC and its staff, including all meetings and telephone conferences, relating to the Proxy Statement, this Agreement or the Transactions; provided, however, that in the event that such participation by Newco does not take place, the Company (or the Special Committee) shall promptly inform Newco of the content of all such communications and the participants involved therein that specifically relate to the Proxy Statement, this Agreement or the Transactions.

            (b) Subject to the provisions of Section 5.1, the Company agrees to include in the Proxy Statement the recommendation of the Company's Board of Directors and the Special Committee. The Proxy Statement shall contain a copy of the opinion of the Special Committee Financial Advisor.

      Section 5.10 Public Announcements. Newco and the Company shall to the fullest extent practicable consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

      Section 5.11 FIRPTA. The Company shall deliver to Newco prior to the execution of this Agreement a certified statement, prepared in accordance with Sections 897 and 1445 of the Code, that the shares of Company Common Stock are not "United States real property interests" within the meaning of Section 897 of the Code.

      Section 5.12 Alternative Financing; Disclosure.

            (a) Newco shall use its reasonable best efforts to satisfy the requirements of the Financing Commitments and to obtain the funding contemplated by and on the terms contained in the Financing Commitments or, if any of the Financing Commitments is terminated or such funds shall not otherwise be available, use its reasonable best efforts to obtain an alternative source of financing, in each case, on financial and other terms no less favorable to Newco than those set forth in the respective Financing Commitments.

            (b) Following the date hereof, any amendment, termination or cancellation of any Financing Commitment or any modification of any Financing Commitment or any information which becomes known to Newco which makes it substantially unlikely to obtain the financing on the terms set forth in the Financing Commitments, shall be promptly disclosed to the Company and the Special Committee of the Board of Directors. Newco shall keep the Company and the Special Committee of the Board of Directors reasonably apprised of any discussions or communications with each person providing debt financing which relates to the matters referred to in the preceding sentence.

      Section 5.13 Delisting. Each of the parties hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions necessary
(i) to delist the Company Common Stock from the American Stock Exchange and (ii) to terminate the registration of the Company Common Stock under the Exchange Act; provided that such delisting and termination shall not be effective until or after the Closing Date.

      Section 5.14 Stockholder Litigation. Each of the Company and Newco shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or Newco, as applicable, and their respective directors relating to the Merger. The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any stockholder of the Company relating to this Agreement, or the Merger, without prior written notice to Newco. Subject to the terms and conditions herein (including Section 5.1) and applicable law, the Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger and will cooperate with Newco to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

      Section 5.15 Indemnification.

            (a) Newco agrees that all rights to indemnification now existing in favor of any individual who at or prior to the Effective Time was a director, officer, employee or agent of the Company or any of its Subsidiaries (the "Indemnified Parties") as provided in their respective charters, by-laws or indemnification agreements, as in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time unless otherwise required by law, provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

            (b) Newco agrees that the Company and, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Newco may substitute therefor, at its election, policies with the same carriers or other obligors of substantially equal or better financial standing as insure Newco's directors and officers of at least substantially similar coverage and amounts containing terms and conditions which are substantially similar to the existing insurance applicable to Newco's directors or officers to the extent that such insurance policies provide coverage for events occurring prior to or upon the Effective Time for all persons who are directors and officers of the Company on the date hereof); provided, that in no event will the Surviving Corporation be required to expend annually in excess of 150% of the annual premium currently paid by the Company for such coverage.

                                    ARTICLE 6
                    CONDITIONS TO CONSUMMATION OF THE MERGER

      Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

            (a) this Agreement shall have been approved by the affirmative vote of the shareholders of the Company by the requisite vote in accordance with the NJBCA, the rules of the American Stock Exchange and any applicable provisions of the Company's certificate of incorporation or bylaws.

            (b) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated, or enforced by any court or Governmental Entity which is in effect and has the effect of prohibiting the consummation of the Merger; provided, however, that each of the parties shall have used its reasonable best efforts (subject to the other terms and conditions of this Agreement) to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any injunction or other order that may be entered prior to it having become final and nonappropriate.

      Section 6.2 Conditions to Obligations of Newco to Effect the Merger. The obligations of Newco to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which may be waived by Newco, in its sole discretion:

            (a) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to the Company;

            (b) The Company shall have received (and furnished to Newco evidence thereof reasonably satisfactory to Newco) the approvals and consents from third parties or Governmental Entities listed on Schedule 6.2(b) (the "Company Required Consents"), and such approvals and consents shall not have expired or been withdrawn; and

      Section 6.3 Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which may be waived by the Company, in its sole discretion:

            (a) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect on Newco.

            (b) Newco shall have received (and furnished to the Company evidence thereof reasonably satisfactory to the Company) the approvals and consents from third parties or Governmental Entities listed on Schedule 6.3(b) (the "Newco Required Consents"), and such approvals and consents shall not have expired or been withdrawn.

                                    ARTICLE 7
                         TERMINATION; AMENDMENT; WAIVER

      Section 7.1 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, by written notice by the terminating party to the other party, whether before or after approval of the matters presented in connection with the Merger to the shareholders of the Company:

            (a) by the mutual written consent of the Board of Directors of Newco and the Company;

            (b) by either Newco or the Company by action of its Board of Directors if the Merger shall not have been consummated by March 31, 2002 (provided the right to terminate this Agreement under this Section 7.1(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

            (c) by either Newco or the Company by action of its Board of Directors if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, except if the party relying on such order, decree, or ruling or other action has not complied with its obligations under Section 5.4 of this Agreement;

            (d) by either Newco or the Company by action of its Board of Directors, if at the Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company in favor of the Merger and this Agreement shall have not been obtained (provided the right to terminate this Agreement under this Section 7.1(d) shall not be available (x) to the Company if it has failed to fulfill its obligations under Section 5.8 or (y) to Newco if it has failed to fulfill its obligations under Section 5.12);

            (e) by Newco by action of its Board of Directors, (i) if (A) the Board of Directors of the Company (or any committee thereof, including the Special Committee) shall have taken any material action prohibited by
      Section 5.1; or (B) the Board of Directors of the Company (or any committee thereof, including the Special Committee) shall have recommended to the shareholders of the Company an Acquisition Proposal or entered into an Acquisition Agreement; or (ii) (A) if the Board of Directors of the Company (or any committee thereof, including the Special Committee) shall have withdrawn, revoked, amended or modified its approval or recommendation of the Merger and this Agreement in a manner adverse to Newco (other than in response to an injunction issued by a court in connection with the Metro Matter), (B) if the Special Committee Financial Advisor shall have withdrawn, revoked, amended or modified its opinion referred to in Section 2.21 in a manner adverse to Newco and such withdrawn, amended or modified opinion is not substituted with an opinion of the nature referred to in Section 2.21 or

      (C) the Company shall fail to include in the Proxy Statement its approval or recommendation of the Merger and this Agreement;

            (f) by Newco, if the Company shall have breached or failed to perform in any respect any of its representations, warranties or covenants required to be performed by it under this Agreement (other than breaches that individually or in the aggregate would not have a Material Adverse Effect on the Company), and such breach or failure to perform has continued unremedied for ten business days following notice of such breach to Company by the Newco;

            (g) by the Company, if Newco shall have breached or failed to perform in any respect any of its representations, warranties or covenants required to be performed by it under this Agreement (other than breaches that individually or in the aggregate would not have a Material Adverse Effect on the Newco), and such breach or failure to perform has continued unremedied for ten business days following notice of such breach to Newco by the Company; and

            (h) by the Company at any time prior to the Shareholder Meeting, by action of the Special Committee, if a third party, including any group, shall have made a Superior Proposal and the requirements of Section 5.1(c) have been satisfied in all material respects.

            (i) By the Company in the event of Newco's failure to obtain the funds to be provided by the financing contemplated in Section 3.4 on or before March 31, 2002.

      Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement, except for the provisions of Sections 7.2, 7.3, and 8.6, shall immediately become void and there shall be no liability or obligation on the part of Newco or the Company or their respective officers, directors, shareholders or affiliates, except as set forth in Section 7.3 below or except to the extent that a party to this Agreement has breached in any material respect any representation, warranty or covenant contained in this Agreement; provided, however, that the provisions of Sections 7.2, 7.3 and 8.6 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

      Section 7.3 Fees and Expenses.

            (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

            (b) In the event of a termination of this Agreement by the Company pursuant to Section 7.1(h), the Company shall pay to Newco (i) the Newco Expense Reimbursement (as defined in Section 7.3(h) below), and (ii) an amount equal to $1,300,000 (the "Termination Fee"), in each case within three business days after such termination (by check or wire transfer of same day funds).

            (c) In the event of termination of this Agreement by Newco pursuant to Section 7.1(e) hereof, then the Company shall pay to Newco (i) the Newco Expense Reimbursement and (ii) the Termination Fee, in each case within twenty business days after such termination (by check or wire transfer of same day funds).

            (d) In the event of termination of this Agreement by Newco pursuant to Section 7.1(f) hereof, or by either Newco or the Company pursuant to
      Section 7.1(d) hereof, the Company shall pay to Newco the Newco Expense Reimbursement within seven business days after such termination (or, if such termination is by Newco, within twenty business days of such termination) (in either case, by check or wire transfer of same day funds).

            (e) [Reserved.]

            (f) In the event of termination of this Agreement by the Company pursuant to Section 7.1(g) or Section 7.1(i) hereof, then the Deposit shall be delivered to the Company pursuant to the terms of the Escrow Agreement and Newco shall pay to the Company the Company Expense Reimbursement (as defined in Section 7.3(i) below) within seven business days after such termination (by check or wire transfer of same day funds).

            (g) The parties acknowledges that the Termination Fee, Company Expense Reimbursement, Deposit and Newco Expense Reimbursement are integral parts of the transactions contemplated by this Agreement and not a penalty, and that, without these provisions, the parties would not enter into this Agreement. Further, nothing in this Section 7.3 shall be deemed to limit any liability of any party hereto for any breach in any material respect of any representations, warranties or covenants contained in this Agreement that occurs prior to termination of this Agreement.

            (h) As used herein, "Newco Expense Reimbursement" means all reasonable out-of-pocket fees and expenses actually incurred by Newco (and its agents and representatives) or on its behalf in connection with the Merger and the proposed financing thereof (including travel expenses of such parties, fees and expenses of accountants, appraisers, engineers, consultants and other persons engaged to perform due diligence, syndication, due diligence and other expenses of prospective financing sources of Newco and reasonable attorneys' fees and expenses of counsel for Newco and reasonable attorneys' fees and expenses of counsel for prospective financing sources of Newco, expenses payable to shareholders or potential shareholders of Newco, or any commitment, transaction or similar fees payable to financing sources of Newco. Notwithstanding anything to the contrary contained herein, in no event shall the Newco Expense Reimbursement exceed (i) $600,000, in the event of termination of this Agreement pursuant to Section 7.1(f); or (ii) $200,000, in the event of termination for any other reason.

            (i) As used herein, "Company Expense Reimbursement" means all reasonable out-of-pocket fees and expenses actually incurred by Company (and its agents and representatives) or on its behalf in connection with the Merger and the proposed financing thereof (including travel expenses of such parties, fees and expenses of accountants, appraisers, engineers, consultants and other persons engaged to perform due diligence, syndication, due diligence and other expenses of prospective financing sources of Company and reasonable attorneys' fees and expenses of counsel for Company and reasonable attorneys' fees and expenses of counsel for prospective financing sources of Company, expenses payable to shareholders or potential shareholders of Company, or any commitment, transaction or similar fees payable to financing sources of Company. Notwithstanding anything to the contrary contained herein, in no event shall the Company Expense Reimbursement exceed $200,000.

      Section 7.4 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by Newco and the Board of Directors of the Company at any time before or after approval of this Agreement by the shareholders of the Company, but, after any such shareholder approval, no amendment shall be made that by law requires the further approval of such shareholders without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

      Section 7.5 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any documents, certificate or writing delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein; provided that after the approval of the Merger by the shareholders of the Company, no extensions or waivers shall be made that by law require further approval by such shareholders without the approval of such shareholders. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 8
                                 MISCELLANEOUS

      Section 8.1 Non-Survival of Representations and Warranties. None of the representations and warranties made in this Agreement shall survive after the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

      Section 8.2 Enforcement of the Agreement. The Company agrees that irreparable damage would occur to Newco in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Newco shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of New York (as to which the parties agree to submit jurisdiction of the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity including those set forth in Section 7.3 of this Agreement. The Company further agrees to waive any requirement for the securing or posting of any bond in connection with obtaining any such injunction or other equitable relief.

      Section 8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by a nationally recognized overnight courier service, such as Federal Express, to the respective parties at the following addresses or sent by electronic transmission to the fax number specified below, with a confirming copy mailed or delivered (or at such other address or fax number of a party as shall be specified by such party by like notice):

      if to Newco:

      Sandwich Acquisition Corporation
      c/o Smith, Gambrell & Russell, LLP
      Suite 3100, Promenade II
      1230 Peachtree Street, N.E.
      Atlanta, Georgia 30309-3592
      Attention: Arthur Jay Schwartz, Esq.
      Fax: (404) 685-6932

      if to the Company:

      Blimpie International, Inc.
      740 Broadway, 12th Floor
      New York, New York 10003
      Attention: Chief Executive Officer
      Fax: (212) 995-2560
      with a copy to:

      Hall Dickler Kent Goldstein & Wood, LLP
      909 Third Avenue
      New York, New York 10022
      Attention: Steven D. Dreyer, Esq.
      Fax: (212) 935-3121

      Notice given by fax shall be deemed received on the day the sender receives fax confirmation that such notice was received at the fax number of the addressee. Notice given by mail as set out above shall be deemed received three days after the date the same is postmarked.

      Section 8.5 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

      Section 8.6 Governing Law. Except to the extent the provisions of the NJBCA mandatorily apply hereto, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

      Section 8.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      Section 8.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      Section 8.10 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

            (a) "affiliate" of a person shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and (ii) an "associate" of such person, as that term is defined in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof.

            (b) "beneficial owner" (including the term "beneficially own" or correlative terms) shall have the meaning ascribed to such term under Rule 13d-3(a) under the Exchange Act.

            (c) "business day" shall have the meaning ascribed to such term under Rule 14d-1 of the Exchange Act.

            (d) "control" (including the terms "controlling," "controlled by" and "under common control with" or correlative terms) shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities or as trustee or executor, by contract or credit arrangement, or otherwise.

            (e) "group" shall have the meaning ascribed to such term under Rule 13d-3(a) under the Exchange Act.

            (f) "Leasing Subsidiaries" shall mean the subsidiaries of the Company listed in Schedule 8.10(f) that were formed for the sole purpose of entering into a lease agreement on behalf of the franchisees of the Company.

            (g) "License Agreements" shall mean all agreements (whether oral or written) to which Company or any of its Subsidiaries is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property, or (ii) restricting the Company's (or such Subsidiary's) rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue.

            (h) "Material Adverse Effect" shall mean (i) any fact, event or circumstance that results in or would reasonably be expected to result in an adverse change or effect in the financial condition, assets, liabilities, business, properties or results of operations of a specified person, which change or effect is material with any other such changes or effects, to the specified person (and when used with respect to the Company, taking into consideration the Company and its Subsidiaries taken as a whole), or (ii) any event, matter, condition or effect which materially impairs the ability of a specified person to perform on a timely basis its obligations under this Agreement or the consummation of the Transactions; in each case, other than any change or effect attributable to (i) the economy in general, (ii) the Metro Matter, or
      (iii) with respect to the Company, a change in relationships with franchisees resulting primarily from the announcement of the Merger.

            (i) "Material Agreement" shall mean any agreement, commitment or transaction by which the Company or its Subsidiaries is required to be filed or disclosed as an exhibit to the Filed Company SEC Documents pursuant to Item 601 of Regulation S-K of the Securities Act.

            (j) "Metro Matter" shall mean the claims and allegations of Metropolitan Blimpie, Inc. as disclosed in item 5 under "Threatened Litigation" of Section 2.10 of the Disclosure Schedules, including any litigation, injunction or arbitration resulting therefrom or relating thereto.

            (k) "person" shall mean a natural person, company, corporation, partnership, association, trust or any unincorporated organization.

            (l) "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have the majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

      Section 8.11 Interpretation.

            (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or rule as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes and rules) by succession of comparable successor statutes and rules and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            (c) References in this Agreement to "the Company's knowledge" or "the knowledge of the Company" or similar terms mean the knowledge of any of the Company's officers or directors; "knowledge" means actual knowledge, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and exercising reasonable diligence to the matters at hand.

      Section 8.12 Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule), the Escrow Agreement, the Voting Agreement and the Employment Agreements, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Newco may assign any of its rights and obligations to any direct or indirect wholly owned subsidiary of Newco or as collateral security to any lender providing financing to Newco in connection with the Transactions, but no such assignment shall relieve Newco of its obligations hereunder. Any attempted assignment in violation of this Section
8.12 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.

                                        BLIMPIE INTERNATIONAL, INC.

                                        By: /s/ Anthony P. Conza
                                            ------------------------------------
                                            Name: Anthony P. Conza
                                            Title: CEO


                                        SANDWICH ACQUISITION CORP.

                                        By: /s/ Jeffrey Endervelt
                                            ------------------------------------
                                            Name: Jeffrey Endervelt
                                            Title: CEO